Exhibit 99.(1)(k)

PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

PRUDENTIAL WORLD FUND, INC., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                                        Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified the authorized but unissued shares of stock, $.01 par value per share, of the Corporation among Class A, Class B, Class C, Class F, Class L, Class M, Class X, New Class X, and Class Z shares of its Dryden International Equity Fund (the “Fund”), as set forth in these Articles Supplementary.

SECOND:                        Prior to the reclassification authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 1,500,000,000 shares, par value $.01 per share, having an aggregate par value of $15,000,000 classified and designated as follows:

Jennison Global Growth Fund
Class A shares	125,000,000
Class B shares	125,000,000
Class C shares	125,000,000
Class Z shares	125,000,000
Total	500,000,000
Strategic Partners International Value Fund
Class A shares	125,000,000
Class B shares	125,000,000
Class C shares	125,000,000
Class Z shares	125,000,000
Total	500,000,000
Dryden International Equity Fund
Class A shares	125,000,000
Class B shares	125,000,000
Class C shares	125,000,000
Class Z shares	125,000,000
Total	500,000,000

THIRD:                                  As reclassified hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 1,500,000,000 shares, par value $.01 per share, having an aggregate par value of $15,000,000, classified and designated as follows:

Jennison Global Growth Fund
Class A shares	75,000,000
Class B shares	50,000,000
Class C shares	50,000,000
Class Z shares	75,000,000
Total	250,000,000
Strategic Partners International Value Fund
Class A shares	75,000,000
Class B shares	50,000,000
Class C shares	50,000,000
Class Z shares	75,000,000
Total	250,000,000
Dryden International Equity Fund
Class A shares	225,000,000
Class B shares	150,000,000
Class C shares	150,000,000
Class F shares	50,000,000
Class L shares	50,000,000
Class M shares	50,000,000
Class X shares	50,000,000
New Class X shares	50,000,000
Class Z shares	225,000,000
Total	1,000,000,000

FOURTH:                                         The terms of the Class F, Class L, Class M, Class X, and New Class X shares of the Fund as set by the Board of Directors, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, are as follows:

(a)                                  Except as set forth in Article IV, Section 1 of the Charter or as set forth in these Articles Supplementary, each Class F, Class L, Class M, Class X and New Class X share of the Fund shall represent the same proportionate interest in the Corporation and have identical voting, dividend, liquidation and other rights as each share of Class A Common Stock, Class B Common Stock, Class C Common Stock, and Class Z Common Stock of the Corporation.

(b)                                 Notwithstanding anything in the Charter to the contrary:

(i)  The Class F, Class L, Class M, Class X, and New Class X shares of the Fund may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the rules adopted by the National Association of Securities Dealers, Inc.

(ii)  Except as otherwise provided hereinafter, on or about the calendar quarter occurring after:

(A)   the seventh anniversary of the day on which Class F shares of the Fund were purchased by a holder thereof, such shares (including that number of Class F shares of the Fund purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class F shares of the Fund (“Class F Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of Class F shares of the Fund other than Class F Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class F shares of the Fund other than Class F Dividend Shares held by such holder) shall automatically convert to Class A shares of the Fund on the basis of the respective net asset values of the Class F shares of the Fund and the Class A shares of the Fund on the conversion date;

(B)   the eighth anniversary of the day on which Class M shares of the Fund were purchased by a holder thereof, such shares (including that number of Class M shares of the Fund purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class M shares of the Fund (“Class M Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of Class M shares of the Fund other than Class M Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class M shares of the Fund other than Class M Dividend Shares held by such holder) shall automatically convert to Class A shares of the Fund on the basis of the respective net asset values of the Class M shares of the Fund and the Class A shares of the Fund on the conversion date;

(C)   the eighth anniversary of the day on which Class M shares of the Fund were purchased by a holder thereof, such shares (including that number of Class M shares of the Fund purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class M shares of the Fund (“Class M Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of Class M shares of the Fund other than Class M Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class M shares of the Fund other than Class M Dividend Shares held by such holder) shall automatically convert to Class A shares of the Fund on the basis of the respective net asset values of the Class M shares of the Fund and the Class A shares of the Fund on the conversion date;

(D)  the eighth anniversary of the day on which Class X shares of the Fund were purchased by a holder thereof, such shares (including that number of Class X shares of the Fund purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class X shares of the Fund (“Class X Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of Class X shares of the Fund other than Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class X shares of the Fund other than Class X Dividend Shares held by such holder) shall automatically convert to Class A shares of the Fund on the basis of the respective net asset values of the Class X shares of the Fund and the Class A shares of the Fund on the conversion date; and

(E)  on the tenth anniversary of the day on which New Class X shares of the Fund were purchased by a holder thereof, such shares (including that number of New Class X shares of the Fund purchased through the reinvestment of dividends or other distributions or capital gains paid on all New Class X shares of the Fund (“New Class X Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of New Class X shares of the Fund other than New Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of New Class X shares of the Fund other than New Class X Dividend Shares held by such holder) shall automatically convert to Class A shares of the Fund on the basis of the respective net asset values of the New Class X shares of the Fund and the Class A shares of the Fund on the conversion date;

provided, however, that conversion of Class M, Class X or New Class X shares of the Fund represented by stock certificates shall be subject to tender of certificate.

(iv)  The Class F, Class L, Class M, Class X, and New Class X shares of the Fund may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

FIFTH:                                   The terms of the Class A shares, Class B shares, Class C shares, and Class Z shares Common Stock (including, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption) are as provided in Article IV of the Charter and remain unchanged by these Articles Supplementary.

SIXTH:                                These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, PRUDENTIAL WORLD FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on               , 2006.

WITNESS:	PRUDENTIAL WORLD FUND, INC.

By:
Deborah A. Docs,		Judy A. Rice,
Secretary		President

THE UNDERSIGNED, President of PRUDENTIAL WORLD FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Judy A. Rice, President